UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2021 (February 11, 2021)

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2021, Stephen J. Girsky, a member of the Board of Directors (the “Board”) of United States Steel Corporation (the “Corporation”), notified the Corporation of his decision to not stand for re-election at the Corporation’s 2021 Annual Meeting of Stockholders to be held on April 27, 2021. Mr. Girsky is currently the chair of the Corporate Governance & Sustainability Committee of the Board. Mr. Girsky’s decision to not stand for re-election is for personal reasons and is not the result of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

Additionally, on February 12, 2021, Dan O. Dinges, a member of the Board, notified the Corporation of his decision to not stand for re-election at the Corporation’s 2021 Annual Meeting of Stockholders to be held on April 27, 2021. Mr. Dinges currently is the chair of the Compensation & Organization Committee of the Board. Mr. Dinges’ decision to not stand for re-election is for personal reasons and is not the result of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

Patricia Diaz Dennis will also retire from the Board as of the 2021 annual meeting, in accordance with the Corporation’s director mandatory retirement age policy.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Manpreet S. Grewal
Manpreet S. Grewal
Vice President, Controller & Chief Accounting Officer

Dated: February 16, 2021